Exhibit 99.1

FOR IMMEDIATE RELEASE

INTERNATIONAL COAL GROUP, INC.

ANNOUNCES PRICING OF $175 MILLION SENIOR NOTES

Ashland, Kentucky, June 20, 2006. International Coal Group, Inc. (“ICG”) (NYSE: ICO) today announced that it has priced $175 million aggregate principal amount of 10 1/4% senior notes due 2014 in an offering exempt from the registration requirements of the Securities Act of 1933. The offering amount represents a reduction from the previously announced $250 million aggregate principal amount because of market conditions for senior notes. Subject to customary closing conditions, ICG expects the offering to close on June 23, 2006.

ICG intends to apply the net proceeds of the offering to repay all amounts outstanding under its existing revolving credit facility and retire its term loan facility, to fund future capital expenditures and for general corporate purposes.

The notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy such notes and is issued pursuant to Rule 135c under the Securities Act.

General Information

ICG is a leading producer of coal in Northern and Central Appalachia and the Illinois Basin. The company has eleven active mining complexes, of which ten are located in Northern and Central Appalachia and one in Central Illinois. ICG’s mining operations and reserves are strategically located to serve utility, metallurgical and industrial customers throughout the Eastern United States.

###

For more information, contact: William D. Campbell, Vice President and Treasurer, or Ben Hatfield, President and Chief Executive Officer at (606) 920-7400.

Forward-Looking Statements

This press release contains certain statements that are forward-looking statements within the “safe harbor” provision of the Private Securities Litigation Reform Act of 1995. Because these forward-looking statements are subject to various risks and uncertainties, actual results may differ materially from those implied in the forward-looking statements. The following factors are among those that may cause actual results to differ materially from the forward-looking statements: market demand for coal, electricity and steel; availability of qualified workers; future economic or capital market conditions;

weather conditions or catastrophic weather-related damage; ICG’s production capabilities; the ongoing integration of Anker and CoalQuest into ICG’s business; the consummation of financing, acquisition or disposition transactions and the effect thereof on ICG’s business; ICG’s plans and objectives for future operations and expansion or consolidation; ICG’s relationships with, and other conditions affecting, ICG’s customers; the availability and costs of key supplies or commodities such as diesel fuel, steel, explosives or tires; prices of fuels which compete with or impact coal usage, such as oil or natural gas; timing of reductions or increases in customer coal inventories; long-term coal supply arrangements; risks in coal mining; unexpected maintenance and equipment failure; environmental, safety and other laws and regulations, including those directly affecting ICG’s coal mining and production, and those affecting our customers’ coal usage; competition; railroad, barge, trucking and other transportation availability, performance and costs; employee benefits costs and labor relations issues; replacement of ICG’s reserves; ICG’s assumptions concerning economically recoverable coal reserve estimates; availability and costs of credit, surety bonds and letters of credit; title defects or loss of leasehold interests in ICG’s properties which could result in unanticipated costs or inability to mine these properties; future legislation and changes in regulations or governmental policies or changes in interpretations thereof, including with respect to safety enhancements; the impairment of the value of goodwill; the ongoing investigation into the Sago mine explosion; ICG’s liquidity, results of operations and financial condition; the adequacy and sufficiency of ICG’s internal controls; and legal and administrative proceedings, settlements, investigations and claims. Forward-looking statements made by ICG in this press release or elsewhere speak only as of the date on which the Company makes it. New risks and uncertainties come up from time to time, and it is impossible for the Company to predict these events or how they may affect the Company or its anticipated results. ICG has no duty to, and does not intend to, update or revise the forward-looking statements in this news release after the date of issue, except as may be required by law.